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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                     FOR REGISTRATION OF CERTAIN CLASSES OF
               SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Magnum Hunter Resources, Inc.
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             (Exact name of registrant as specified in its charter)

              Nevada                                    87-0462881
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                    600 E. Las Colinas Boulevard, Suite 1200
                               Irving, Texas 75039
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               (Address of principal executive offices) (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                              Name of each exchange on which
to be so registered                              each class is to be registered

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10% Senior Notes due 2007                             American Stock Exchange

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     If this Form relates to the  registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [X]

Securities to be registered pursuant to Section 12(g) of the Act.


                                      None
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                                (Title of class)

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ITEM 1.  DESCRIPTION OF REGISTRANTS SECURITIES TO BE REGISTERED.

     A description of the securities to be registered has been previously filed in a Registration Statement on Form S-4, file no. 333-31149, as filed with the Securities and Exchange Commission on July 11, 1997. Such description is incorporated herein by reference.

ITEM 2.  EXHIBITS

The exhibits filed with the American Stock Exchange as part of this Registration Statement are:

         No.               Description
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3.1 & 4.1         Articles  of  Incorporation  (Incorporated  by  reference  to
                  Registration Statement on Form S-18, File No. 33-30298-D)
3.2 & 4.2         Articles  of  Amendment  to  Articles  of  Incorporation
                  (Incorporated by reference  to Form 10-K for  the  year  ended
                  December 31, 1990)
3.3 & 4.3         Articles  of  Amendment  to  Articles  of  Incorporation
                  (Incorporated by reference to Registration Statement on
                  Form SB-2, File No. 33-66190)
3.4 & 4.4         Articles of Amendment to Articles of Incorporation
                  (Incorporated by reference to
                  Registration Statement on Form S-3, File No. 333-30453)
3.5 & 4.5         By-Laws, as Amended (Incorporated by reference to Registration
                  Statement on Form SB-2, File No. 33-66190)
3.6 & 4.6         Certificate of Designation of 1996 Series A Preferred Stock
                  (Incorporated by reference to Form 8-K dated December 26, 1996 filed January 3, 1997)
3.7 & 4.7         Amendment  to  Certificate  of  Designations for 1996 Series A
                  Convertible Preferred  Stock (Incorporated  by  reference  to
                  Registration Statement on Form S-3, File No. 333-30453)
4.8               Indenture dated May 29, 1997 between Magnum Hunter  Resources, the  subsidiary  guarantors  named  therein  and  First  Union
                  National Bank of North Carolina, as Trustee (Incorporated by reference to Registration Statement on Form S-4, File No.
                  333-31149)
4.9               Form of 10% Senior Note due 2007 (Incorporated by reference to
                  Registration Statement on Form S-4, File No. 333-31149)


                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                (Registrant)      Magnum Hunter Resources, Inc.

                                (Signature)       /s/ Gary C. Evans
                                                  Gary C. Evans, President

                                (Dated)           September 26, 1997